UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005
QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On October 27, 2005, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Executive Vice President, General Counsel and Secretary

Dated:    October 27, 2005

EXHIBIT INDEX

Exhibit 99.1   Press release, dated October 27, 2005.

Exhibit 99.1   Press release, dated October 27, 2005.

QUANTUM CORPORATION REPORTS FISCAL SECOND QUARTER RESULTS

SAN JOSE, Calif., Oct. 27, 2005 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal second quarter (FQ2’06), ended Sept. 26, 2005, was $204 million. This represented a 13 percent year-over-year increase, due largely to the company’s acquisition of Certance in January 2005, but was below Quantum’s guidance for the quarter. The shortfall was driven mostly by the challenges inherent in transitioning to new product platforms, lower-than-expected service parts sales and weak sales at one particular OEM. However, despite revenues being below expectations, Quantum’s bottom-line results for the September quarter were at the better end of the guidance range it had previously communicated. In FQ2’06, Quantum had a GAAP net loss of $14 million, or 7 cents per diluted share, compared to a net loss of 3 cents per diluted share in the same quarter last year (FQ2’05). The higher loss was primarily due to restructuring costs associated with the closure of one of the company’s European operation facilities as part of the site rationalization resulting from the Certance integration. On a non-GAAP basis, the company had a net profit of $1.2 million, or 1 cent per diluted share, which compared to breakeven results in FQ2’05. (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table “Second Quarter Fiscal Year 2006 GAAP to Non-GAAP Reconciliation.”)

“In the first half of our fiscal year, we were heavily focused on a series of exciting new product transitions, which we said would involve some challenges, particularly in this highly competitive environment,” said Rick Belluzzo, chairman and CEO of Quantum. “While our second quarter performance was disappointing in some ways, it was generally consistent with the overall picture we’d presented of how we expected the year to progress, and we feel good about what we accomplished in a number of areas, including expense management, media royalties, disk-based backup revenues (where we had a record quarter) and sales of our new tape automation products. Now, in the second half of our fiscal year, we expect to see better performance as we capitalize on the competitive strength of our new products, a more efficient operational structure, and other actions we’re taking to increase revenue, improve gross margins and create a solidly profitable business model for the future.”

The GAAP gross margin rate in FQ2’06 was 26 percent, while the non-GAAP gross margin rate was 28 percent. In each case, this was below the guidance Quantum had provided, reflecting the product transition challenges and abnormally weak sales of replacement parts which generally carry a higher gross margin. GAAP and non-GAAP operating expenses were $67 million and $56 million, respectively. This was significantly below Quantum’s previously communicated expectations and reflected the company’s continued success in managing expenses as well as reductions in research and development costs as new products were launched.

September quarter revenue in Quantum’s Storage Systems (QSS) business was $67 million, down from $72 million in the comparable quarter last year, largely due to weak sales of older products and related pricing pressures, as well as lower service revenues. Despite the year-over-year revenue decline, unit sales of Quantum’s PX720 enterprise tape library in FQ2’06 were nearly 20 percent higher than in the same quarter last year. The company also saw solid sales of its new PX500 Series midrange tape automation platform and SuperLoader 3 autoloader, which began shipping late in the quarter. These new products have resulted in several OEM wins – including at Dell Inc. and Sun Microsystems, which are already shipping – and have generated significant excitement among Quantum’s channel partners.

In the area of disk-based backup, Quantum achieved a new quarterly record in FQ2’06 for unit shipments of its DX-Series virtual tape library products, which were up 140 percent over FQ2’05. In addition, it announced a new disk-based backup appliance, the DPM5500, an optimized platform which incorporates Microsoft’s new Data Protection Manager application for Windows environments and provides integrated features such as Quantum’s Optyon compression technology and data migration to tape. Quantum plans to begin shipping the DPM5500 in December, along with two other new disk-based backup appliances announced this week, the DX3000 and DX5000. These two products are intended for small-to-medium enterprises, workgroups and remote offices, incorporate enterprise-class features and value-oriented options, and can be easily deployed and integrated into existing infrastructures. In addition, the DX3000 and DX5000 leverage Optyon hardware compression, providing customers with a solution that is less than half the cost per gigabyte of the nearest competitive offering.

Quantum’s tape drive revenue in the September quarter was $81 million, a year-over-year increase of 23 percent, primarily due to the contribution of LTO and DAT products acquired from Certance. While DLT VS160 and SDLT 600 sales were up significantly over the comparable quarter last year, it was not enough to offset the large year-over-year decline in sales of older DLT® tape drives, namely the DLT VS80 and SDLT 320.

Quantum acknowledged the market challenges it has been facing with SDLT but said that addressing these challenges is a top priority. The company stated that its next product in this family will provide leading capacity, the lowest cost per gigabyte of storage, and new value-added features ideally suited for the demands of tiered storage.

Tape media revenue in FQ2’06 was $56 million, up 30 percent over FQ2’05, largely due to the contribution from LTO royalties.

In providing guidance for its fiscal third quarter of 2006 (FQ3’06), Quantum said it expected to face some challenges in the continued transition to new product platforms and from the ongoing pricing and gross margin pressures in the market, particularly related to its more mature products. However, the company also pointed to the positive impact its new products will have on

Quantum’s overall competitiveness and its unique ability to combine tape drives, media and automation, along with disk-based solutions and service offerings, to deliver greater value and an improved experience to customers.

For the December quarter, Quantum said it expects overall revenues to be in the range of $210 million to $225 million and both GAAP and non-GAAP gross margin rates to be slightly better sequentially. The company anticipates that GAAP operating expenses will be in the range of $59 million to $62 million and that non-GAAP operating expenses will be in the range of $54 million to $57 million. The GAAP to non-GAAP difference reflects estimated amortization of acquisition-related intangibles of $1.3 million, as well as possible restructuring costs of up to $4 million as Quantum completes the Certance integration, finishes its product platform transition and continues to evaluate opportunities for further efficiency improvements. Quantum expects FQ3’06 bottom-line results, per diluted share, to be in the range of a 3-cent loss to breakeven on a GAAP basis and in the range of a 2-cent to 5-cent profit on a non-GAAP basis. (For a reconciliation of GAAP to non-GAAP amounts, please see the accompanying table entitled, “Fiscal Year 2006 Third Quarter Guidance.”)

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of amortization of acquisition-related intangible assets and special charges due to restructuring. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Quantum believes that the non-GAAP financial presentation provides useful and supplemental information to investors regarding the performance of its business operations and facilitates comparisons to its historical operating results. The non-GAAP financial presentation has been particularly useful over the last few years, because it allows investors and management to better understand the fundamentals of Quantum’s business during a time of significant change, through acquisitions and other large transitions. Quantum management regularly uses a non-GAAP financial presentation internally to understand, manage, and evaluate its business and make operating decisions, including those related to staffing, future management priorities and how the company will direct future operating expenses. Management also uses this information in its budgeting and forecasting activities. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

QUANTUM CORPORATION
SECOND QUARTER FISCAL YEAR 2006 GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per-share amounts)

	Three months ended		Six months ended
	September 26, 2005
Gross margin rate on a GAAP basis	26%		27%

Amortization of intangibles	2%	(1)	2%	(1)

Gross margin rate on a non-GAAP basis	28%		29%

Operating expenses on a GAAP basis	$67,280		$128,981

Amortization of intangibles	1,317	(1)	2,617	(1)
Special charges	9,585	(2)	9,507	(2)

Operating expenses on a non-GAAP basis	$56,378		$116,857

Net loss on a GAAP basis	$(13,788)		$(19,265)

Amortization of intangibles	5,376	(1)	10,659	(1)
Special charges	9,585	(2)	9,507	(2)

Net income on a non-GAAP basis	$1,173		$901

Net loss per share on a GAAP basis	$(0.07)		$(0.11)

Amortization of intangibles	0.03	(1)	0.06	(1)
Special charges	0.05	(2)	0.05	(2)

Net income per share on a non-GAAP basis	$0.01		$-

Shares used to compute diluted net loss per share – GAAP	183,905		183,387
Shares used to compute diluted net income per share – non-GAAP	185,230		184,049

Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(1) amortization of intangibles related to the acquisition of technologies, trademarks and customer list assets of $4.1 million and $8.0 million in gross margin for the three months ended and six months ended September 26, 2005, respectively, and $1.3 million and $2.6 million in operating expenses for the three months ended and six months ended September 26, 2005, respectively;  these adjustments are reflected on a per share basis of $.03 and $.06 for the three and six months periods respectively.  Amortization of intangibles related to the acquisition of technologies, trademarks and customer list assets are eliminated because we cannot influence the timing and amount of future expense recognition.

(2) special charges related to workforce reductions for $9.6 million and $9.5 million in operating expenses for the three months ended and six months ended September 26, 2005, respectively;  these adjustments are reflected on a per share basis of $.05 for the three and six month periods.  Special charges related to workforce reductions are eliminated because these costs are not part of our core operations but instead relate to the outsourcing of manufacturing and service functions, rationalization of headcount and facilities as a result of various acquisitions, and the streamlining and consolidation of operations and facilities, which resulted in workforce reductions.

FISCAL YEAR 2006 THIRD QUARTER GUIDANCE

(In thousands, except per-share amounts)

Projected revenue	$210 to $225 million

Projected gross margin rate on a GAAP basis	Slightly better sequentially
Adjustment: Estimated amortization of intangibles	Approximately $4 million
Projected gross margin rate on a non-GAAP basis	Slightly better sequentially

Projected operating expenses on a GAAP basis	Range of $59 to $62 million
Adjustment: Estimated amortization of intangibles	Approximately $1.3 million
Adjustment: Estimated special charges	Approximately $4 million
Projected operating expenses on a non-GAAP basis	Range of $54 to $57 million

Projected net income per share on a GAAP basis	Loss of 3 cents to breakeven
Adjustment: Estimated amortization of intangibles	Approximately 3 cents
Adjustment: Estimated special charges	Approximately 2 cents
Projected net income per share on a non-GAAP basis	Profit of 2 cents to 5 cents per share

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, Oct. 27, 2005, at 2 p.m. PDT, to discuss its September quarter results. The dial-in number is: (303) 262-2131 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Oct. 27, 2005, at 2 p.m. PDT. The site for the webcast and related information is: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support. Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems. Quantum is the world's largest volume supplier of both tape drives and tape automation and has pioneered the development of disk-based systems optimized for backup and recovery. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum, the Quantum logo, DLT and DLTtape are trademarks of Quantum Corporation registered in the United States and other countries. SDLT, DLT VS, Optyon and DX are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to our financial outlook for the second half of fiscal 2006, including our revenue, gross margin rate, operating expenses, net income/loss and net income/loss per share, on both a GAAP and non-GAAP basis, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our ability to successfully execute to our product roadmaps and timely ship our products, the risk that lower volumes and continuing price and cost pressures could lead to lower gross margin rate, media royalties from media manufacturers coming in at lower levels than expected, and acceptance of, or demand for, our products being lower than anticipated. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors," on pages 36 to 46 in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2005 and pages 32 to 42 in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 5, 2005. In particular, you should review the risk factors on pages 36 and 37 of our Form 10-Q under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments”, “Our operating results depend on new product introductions, which may not be successful, in which case, our business, financial condition and operating results may be materially and adversely affected”, “We have experienced a downward trend in tape media and tape royalty revenues, primarily caused by year-over-year declines in Quantum branded tape media unit sales, and more recently, declines in media prices, which has had a negative effect on our profits and cash flow. If this trend were to continue or worsen, our business, financial condition and operating results may be even further materially and adversely affected”, and “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing competing products based on new technology standards, which could materially and adversely affect our business, financial condition and results of operations.” Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended

	September 26, 2005	September 26, 2004	September 26, 2005	September 26, 2004

Product revenue	$171,530	$153,586	$347,624	$295,968
Royalty revenue	32,077	26,459	62,620	56,761

Total revenue	203,607	180,045	410,244	352,729

Cost of revenue	150,948	128,056	300,143	242,692

Gross margin	52,659	51,989	110,101	110,037

Operating expenses:
Research and development	27,488	21,613	56,670	44,542
Sales and marketing	21,168	21,004	42,976	44,418
General and administrative	9,039	11,786	19,828	23,206
Special charges	9,585	3,176	9,507	9,586

	67,280	57,579	128,981	121,752

Loss from operations	(14,621)	(5,590)	(18,880)	(11,715)
Interest income and other, net	3,866	2,651	6,040	4,114
Interest expense	(2,582)	(2,774)	(5,373)	(5,551)

Loss before income taxes	(13,337)	(5,713)	(18,213)	(13,152)
Income tax provision	451	430	1,052	3,180

Net loss	$(13,788)	$(6,143)	$(19,265)	$(16,332)

Net loss per share
Basic	$(0.07)	$(0.03)	$(0.11)	$(0.09)
Diluted	$(0.07)	$(0.03)	$(0.11)	$(0.09)

Weighted average common and common equivalent shares
Basic	183,905	180,913	183,387	180,313
Diluted	183,905	180,913	183,387	180,313

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 26, 2005	March 31, 2005

Assets
Current assets:
Cash and cash equivalents	$100,805	$225,136
Short-term investments	127,700	25,000
Restricted cash	5,800	-
Accounts receivable, net of allowance for
doubtful accounts of $8,181 and $8,962, respectively	121,739	128,627
Inventories	69,128	67,091
Service inventories	52,266	55,216
Deferred income taxes	11,346	11,361
Other current assets	34,154	47,300

Total current assets	522,938	559,731

Long-term assets:
Property and equipment, net	42,407	42,716
Purchased technology, net	45,522	55,075
Other intangible assets, net	10,743	12,944
Goodwill	47,178	47,178
Other assets	4,943	6,970

Total long-term assets	150,793	164,883

	$673,731	$724,614

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$67,017	$81,447
Accrued warranty	35,092	37,738
Accrued special charges	11,535	7,704
Short-term debt	1,488	-
Other accrued liabilities	92,528	116,068

Total current liabilities	207,660	242,957

Deferred income taxes	10,981	10,974
Convertible subordinated debt	160,000	160,000
Stockholders' equity	295,090	310,683

	$673,731	$724,614